                                                                   Exhibit 10.12

                               AGREEMENT OF LEASE

                                    Between

                              45 MILK STREET, L.P.
                                  as Landlord

                                      and

                         INTERNET CAPITAL GROUP, INC.,
                                   as Tenant
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                               TABLE OF CONTENTS

                                                                            Page

SECTION 1.  REFERENCE DATA...................................................  1
     (A)  Subjects Referred To...............................................  1
     (B)  Exhibits...........................................................  2

SECTION 2.  THE PREMISES.....................................................  3
     (A)  Leased Premises....................................................  3
     (B)  Common Areas.......................................................  3

SECTION 3.  TERM.............................................................  3
     (A)  Initial Term.......................................................  3
     (B)  Commencement Date..................................................  3

SECTION 4.  CONDITION; PREPARATION OF LEASED PREMISES FOR INITIAL
            OCCUPANCY........................................................  3

SECTION 5.  ANNUAL RENT......................................................  4
     (A)  Annual Rent........................................................  4
     (B)  Security Deposit/Letter of Credit..................................  4

SECTION 6.  REIMBURSEMENT FOR INCREASES IN REAL ESTATE TAXES.................  5
     (A)  Definitions........................................................  5
     (B)  Reimbursement of Taxes.............................................  5

SECTION 7.  REIMBURSEMENT OF INCREASES IN OPERATING COSTS....................  7
     (A)  Definitions........................................................  7
     (B)  Reimbursement of Operating Costs................................... 12
     (C)  Audit Right........................................................ 12

SECTION 8.  USE OF LEASED PREMISES........................................... 13

SECTION 9.  LANDLORD'S COVENANTS............................................. 13

SECTION 10. TENANT'S COVENANTS............................................... 15

SECTION 11. INDEMNITY AND INSURANCE.......................................... 19

SECTION 12. WAIVER OF SUBROGATION............................................ 21

SECTION 13. ASSIGNMENT AND SUBLETTING........................................ 22

SECTION 14. ALTERATIONS, INSTALLATIONS AND WORK DONE TO LEASED
            PREMISES......................................................... 23

SECTION 15. CASUALTY AND TAKING.............................................. 25
     (A)  Destruction of or Damage to Entire Building or Property............ 25
     (B)  Destruction of or Damage to Premises Leased to Tenant.............. 26
     (C)  Partial Taking and Temporary Taking of Leased Premises............. 26
     (D)  Condemnation Awards................................................ 26
     (E)  Restoration of Leased Premises..................................... 26

SECTION 16. EVENTS OF DEFAULT................................................ 27

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SECTION 17. LANDLORD'S REMEDIES.............................................. 28

SECTION 18. CUMULATIVE REMEDIES.............................................. 29

SECTION 19. INTEREST DUE ON TENANT DEFAULTS.................................. 30

SECTION 20. HOLDOVER......................................................... 30

SECTION 21. SUBORDINATION OF LEASE........................................... 30

SECTION 22. COVENANT OF QUIET ENJOYMENT; LANDLORD'S RIGHT TO MAKE
            ALTERATIONS...................................................... 32

SECTION 23. ESTOPPEL CERTIFICATE............................................. 32

SECTION 24. NOTICE OF LEASE.................................................. 32

SECTION 25. NOTICES AND APPROVALS............................................ 33

SECTION 26. NON-WAIVER PROVISION............................................. 33

SECTION 27. INABILITY TO PERFORM - EXCULPATORY CLAUSE........................ 33

SECTION 28. LIMITATION OF LANDLORD'S LIABILITY............................... 33

SECTION 29. NOTICE TO MORTGAGEE; OPPORTUNITY TO CURE......................... 34

SECTION 30. ASSIGNMENT OF RENTS.............................................. 34

SECTION 31. NO BROKERAGE..................................................... 35

SECTION 32. SELF-HELP........................................................ 35

SECTION 33. RELIEF LIMITED................................................... 35

SECTION 34. INTERRUPTIONS; LANDLORD'S ACCESS................................. 36

SECTION 35. ENTIRE AGREEMENT................................................. 36

SECTION 36. PARTIAL INVALIDITY............................................... 36

SECTION 37. EXECUTION........................................................ 36

SECTION 38. LANDLORD'S REPRESENTATIONS AND WARRANTIES........................ 37

EXHIBIT A - PLAN OF LEASED PREMISES.......................................... 38
            -----------------------

EXHIBIT B - RULES AND REGULATIONS............................................ 39
            ---------------------

EXHIBIT C - INTENTIONALLY DELETED............................................ 43
            ---------------------

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                                     LEASE
                                     -----

Section 1.  Reference Data.
            --------------

            (A) Subjects Referred To. Each reference in this Lease to any of the
                --------------------
following subjects shall be construed to incorporate the data stated for that subject in this Section 1(A).

Date of this Lease:                     September       , 1999

Landlord:                               45 Milk Street, LP.

Original Address of Landlord:           c/o LaSalle Investment Management
                                        as agent for 45 Milk Street L.P.
                                        101 East 52nd Street, 19th Floor
                                        New York, New York 10022

Tenant:                                 Internet Capital Group, Inc., a
                                        Massachusetts corporation

Original Address of Tenant:             435 Devon Park Drive
                                        800 Safeguard Building
                                        Wayne, Pennsylvania 19087
                                        Attn:  Henry Nassau, Esq.

Building:                               45 Milk Street
                                        Boston, Massachusetts

Property:                               The Building and the land parcel(s) on
                                        which it is located (including adjacent
                                        sidewalks and plazas).

Total Rentable Area:                    The aggregate number of rentable square
                                        feet in the Building, as the same may be reduced or enlarged from time to time;
                                        as of the date of this Lease, the Total
                                        Rentable Area is 67,890.

Leased Premises:                        6,194 rentable square feet of space,
                                        consisting of a portion of the seventh
                                        (7th) floor of the Building, as
                                        approximately shown on Exhibit A.

Term:                                   Three (3) Lease Years beginning on the
                                        Commencement Date.

Commencement Date:                      The date upon which Landlord
                                        substantially completes Landlord's Work
                                        (as defined in Section 4).
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Annual Rent:                            $244,633.00 per year/$20,388.58 per
                                        month

Security Deposit:                       $20,388.58.

Tenant's Proportionate Share:           The ratio that the rentable square
                                        footage of the Leased Premises bears to
                                        the Total Rentable Area; as of the date
                                        of this Lease, Tenant's Proportionate
                                        Share is 9.12%.

Base Taxes:                             The Taxes for the fiscal tax year ending
                                        June 30, 2000, as they may be reduced by the amount of any abatement.

Tax Excess:                             Tenant's Proportionate Share of the
                                        amount by which Taxes for any Tax Year
                                        exceed Base Taxes (See Section 6(B)).

Base Operating Costs:                   The Operating Costs for the calendar
                                        year 1999.

Operating Cost Excess:                  Tenant's Proportionate Share of the
                                        amount by which Operating Costs for any
                                        calendar year exceed Base Operating
                                        Costs (See Section 7(B)).

Lease Year:                             The first Lease Year shall mean the
                                        period of twelve (12) consecutive full
                                        calendar months (plus the initial
                                        partial calendar month, if any)
                                        immediately following the Commencement
                                        Date; thereafter Lease Year shall mean
                                        each succeeding period of twelve (12)
                                        consecutive full calendar months
                                        following the expiration of the first
                                        Lease Year.

Permitted Uses:                         General office use and uses ancillary
                                        thereto.

Normal Business Hours:                  Monday through Friday, 8:00 a.m. to
                                        6:00 p.m., and Saturday, 8:00 am. to
                                        1:00 p.m.

Comprehensive General
Liability Insurance Limits:             $3,000,000 combined single limit

Landlord's Management Agent:            Lincoln Property Company

            (B) Exhibits.
                --------

            The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

            EXHIBIT A Plan showing the Leased Premises

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            EXHIBIT B Rules and Regulations
            EXHIBIT C Intentionally Deleted
            EXHIBIT D Sample Clerk's Certificate

Section 2.  The Premises.
            ------------

            (A) Leased Premises. The Landlord hereby lets to the Tenant, and the
                ---------------
Tenant leases from the Landlord, upon and subject to the terms and provisions of this Lease, the Leased Premises.

            (B) Common Areas. The Leased Premises are leased with the right of
                ------------
Tenant to use for its customers, employees and visitors, in common with others entitled thereto, such common areas and facilities in or appurtenant to the Building (including, without limitation, the elevators, ground floor lobby, and the restrooms and other common areas on the floor on which the Leased Premises are located) and such other areas as Landlord may from time to time designate and provide as common areas.

Section 3.  Term.
            ----

            (A) Initial Term. The Leased Premises are leased for a term (the
                ------------
"initial term" or "Term") beginning on the Commencement Date and continuing for the Term.

            (B) Commencement Date. The Commencement Date shall be the date upon
                -----------------
which Landlord substantially completes Landlord's Work as defined in Section 4.

Section 4.  Condition; Preparation of Leased Premises for Initial Occupancy.
            ---------------------------------------------------------------

            The Leased Premises are leased in an "as is" condition and, except as otherwise set forth in this Lease, Landlord has made no representations regarding the same, it being agreed that Tenant has had opportunity to examine the Leased Premises that, except as otherwise set forth in this Lease, Landlord has made no representations or warranties of any kind with respect to such condition, and that Landlord shall have no obligation to do any work on or make any improvements to or with respect to the preparation of the Leased Premises, or the condition thereof, for Tenant's initial occupancy except that Landlord shall (i) paint the atrium through the seventh floor the currently existing color (the "Atrium Painting"), (ii) install J&J Industries pattern JJ0311 carpet C-1, U.N.O. with vinyl base Johnsonite 09 clay, and (iii) paint the walls with Benjamin Moore #974 accent color #976 ("Landlord's Work"). Tenant hereby accepts the Leased Premises in its condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances and regulations, and Tenant acknowledges that it has satisfied itself by its own independent investigation that the Leased Premises are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or Landlord's Property for the conduct of Tenant's business. Without limiting the foregoing, Landlord makes no representation or warranty as to the compliance of the Leased Premises with applicable laws, including without limitation, the Americans With Disabilities Act of 1990, as amended ("ADA"). Tenant shall, at Tenant's sole expense, comply with all

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requirements of the ADA that relate to Tenant's use and occupancy of the
Premises or changes or alterations thereto by Tenant, and all federal, state and local laws and regulations governing occupational safety and health.

            Notwithstanding the foregoing, Landlord shall deliver the Leased Premises to Tenant in broom-clean condition, with all HVAC, lavatories, mechanical, electrical and plumbing systems in good working order.

            For the purposes hereof, "substantially complete" shall mean that Landlord's Work is complete except only for minor touch-up or finish work which will not interfere with the installation and set-up of Tenant's furniture and equipment, and the Atrium Painting shall not be included in Landlord's Work for the purpose of determining whether Landlord's Work is substantially complete, Tenant agreeing that the Atrium Painting may be commenced and completed by Landlord after the Commencement Date.

Section 5.  Annual Rent.
            -----------

            (A) Annual Rent. Tenant covenants and agrees to pay, commencing on
                -----------
the Commencement Date and continuing thereafter during the Term, Annual Rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, without notice, demand, setoff or deduction, except as otherwise specifically set forth in this Lease, for the Leased Premises during the term of this Lease at the Annual Rent Rate, payable in equal monthly installments, in advance, on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, a prorated payment in advance for such portion. The Annual Rent for the first complete calendar month following the Commencement Date shall be paid upon the execution hereof by Tenant.

            (B) Security Deposit. Upon the execution of this Lease, Tenant shall
                ----------------
deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease to be observed and performed by the Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

            If the Annual Rent, or additional rent or any other charges payable hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform the terms of this Lease after the giving of any required notice and the expiration of any applicable cure period, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Rent or other sums or loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall within five (5) days after demand restore the Security Deposit to the original sum deposited. Should Tenant comply with all of such terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, the Security Deposit shall be returned to Tenant within thirty (30) days after the end of the Term.

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            The Landlord shall have no obligation to pay interest on the
Security Deposit and shall have the right to commingle the same with the Landlord's other funds. If the Landlord conveys the Landlord's interest under this Lease, the Security Deposit, or any other part thereof not previously applied, shall be turned over by the Landlord to, or the obligation therefor assumed by, the Landlord's grantee, and, if so turned over or assumed, the Tenant agrees to look solely to such grantee for the proper application and return thereof in accordance with the terms of this Section 5(B). Any mortgagee or Superior Lessor of the Property shall not be responsible to the Tenant for the return or application of any such Security Deposit, whether or not it succeeds to the position of the Landlord hereunder, unless such Security Deposit shall have been received in hand by such mortgagee or Superior Lessor.

            In the event of bankruptcy or other creditor-debtor proceedings against Tenant, all securities shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

Section 6.  Reimbursement for Increases in Real Estate Taxes.
            ------------------------------------------------

            (A) Definitions. For the purpose of this Lease, the following definitions shall apply:

                (1) The term "Tax Year" shall mean each twelve (12) month period commencing on July 1 during each year of the term hereof.

                (2) The term "Taxes" shall mean all ad valorem real estate taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Building and land on which the Building is situated (hereinafter collectively referred to as the "Property"), or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment, whether voluntary or required, made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment, as well as the reasonable costs (including, without limitation, the fees of attorneys, consultants, appraisers and the like) of any negotiation contest, appeal or the like in an effort to reduce or abate Taxes, provided, however, the amount of such costs which may be included in Taxes shall not exceed the actual reduction or abatement in Taxes realized in any given Tax Year.

            (B) Reimbursement of Taxes.
                ----------------------

            (1) If Taxes assessed against the Property (or estimated to be due by governmental authority, or in the absence of a governmental estimate, by the Landlord in its reasonable judgment) for any Tax Year shall exceed the Base Taxes, whether due to increase in rate or reassessment of the Property, or both, Tenant shall reimburse Landlord therefor, as additional rent, in an amount equal to Tenant's Proportionate Share of any such excess (the "Tax Excess"), payment of which shall be made to Landlord within ten
     (10) days after billing by Landlord, which billing shall set forth the manner of computation of any Tax Excess due from Tenant and shall include a copy of the relevant tax bill. With respect to any Tax Year for which the Tax Excess included an estimated or voluntary payment (the "Estimated Tax Excess"), at such time as the actual taxes are determined the recomputed Tax Excess shall be recomputed; if the recomputed Tax Excess is greater than the Estimated Tax Excess, Tenant shall pay the difference to Landlord (notice and time of payment to be as provided in the preceding sentence), and if the recomputed Tax Excess is less than the Estimated Tax Excess, Landlord shall credit the difference against the next installment of rental or other charges due to Landlord hereunder (or if such adjustment is at or after the end of the Term and no other payments are due to Landlord hereunder, Landlord shall pay Tenant such difference promptly).

            (2) At Landlord's election, Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Tax Excess, such monthly amounts to be sufficient to provide Landlord by the time real estate tax payments are due or are to be made by Landlord (in the event of voluntary tax payments) a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. If the total of such monthly remittances for any Tax Year is greater than the Tax Excess for such Tax Year, Landlord shall credit the difference against the next installment of rental or other charges due to Landlord hereunder; if the total of such remittances is less than the Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord at the time any Tax Excess becomes due and payable (or is to be paid, in the case of a voluntary payment) as hereinabove provided.

            (3) If, after Tenant shall have made any reimbursement to Landlord pursuant to this Section 6, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant the Tenant's Proportionate Share of the refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained. If a refund is obtained with respect to the Base Taxes Tenant shall make payment to Landlord within twenty (20) days of written notice to Tenant of the amount of any adjustment of the Tax Excess for any tax year due to such reduction in the Base Taxes.

            (4) In the event this Lease shall commence, or shall end (by reason of expiration of the Term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this Section 6 shall be appropriately apportioned and adjusted.

Section 7.  Reimbursement of Increases in Operating Costs.
            ---------------------------------------------

            (A) Definitions. For the purpose of this Lease, the following
                -----------
definitions shall apply:

                (1) The term "Operating Costs" shall include all actual and reasonable costs or expenses incurred for the operation, management, cleaning, maintenance, repair and upkeep of the Property, including, without limitation:

                    (a) all salaries, wages, fringe benefits, payroll taxes, workmen's compensation insurance premiums related thereto, and uniforms and working clothes and the cleaning thereof, with respect to any employees of Landlord engaged in security, management, operation and maintenance of the Property [but not above the level of building manager], reduced, however, by the hourly cost to Landlord for labor performed during business hours by Landlord's employees with respect to services billed directly to any tenant of the Building; provided further that if any such expenses are incurred by Landlord for the benefit of any property other than the Property, such expenses shall be appropriately prorated;

                    (b) all utilities, utility taxes and other costs related to provision of: (i) heat (including oil, electric, steam and/or gas) and air-conditioning to the Common Areas and (ii) the base building heating and cooling medium to the heat pumps that serve premises leased by tenants of the Building; water (including sewer charges) provided to the Common Areas and to tenants of the Building; electricity provided to the Common Areas (provided, however, that all costs of electricity furnished directly to tenants of the Building (including, without limitation, electricity consumed by the heat pumps installed in such tenants' premises) shall be excluded from Operating Costs); other utilities provided to the Common Areas (exclusive of the amount of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building) and costs and expenses incurred in the rental of music program services and loudspeaker systems, including furnishing electricity thereof;

               (c) all costs, including materials, tools, supplies and equipment costs, for providing cleaning and janitorial services to the Building (including window cleaning of the Building);

               (d) all costs of any reasonable insurance (including, without limitation, fire, casualty, liability, rent loss and worker's compensation insurance) carried by Landlord relating to the Property;

               (e) all costs of maintaining and repairing the Property (including, without limitation, removal of snow, ice, trash and debris, landscaping, security, pest control, operation and repair of heating and air-conditioning equipment, elevators and any other common Building equipment or systems, and expenses of repair or replacement of paving, curbs, walkways, landscaping, pipes, ducts, conduits and similar items), costs and expenses of inspecting and maintaining machinery and equipment used in the operation and maintenance of the Property, depreciation of machinery and equipment used in the operation and maintenance of the Property, and all costs of all structural repairs and replacements (other than repairs for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Building and Property in good working order, repair, appearance and condition;

               (f) any expenditures (capital or otherwise) reasonably intended to reduce Operating Expenses or that are required under any governmental law, rule, order or regulation;

               (g) payments under all service, maintenance or management contracts, including but not limited to elevator maintenance, window cleaning, security and energy management services;

               (h) imputed cost equal to the loss of rent by Landlord for making available to the management agent space for a Building office;

               (i) attorney's fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings, the preparation of leases or disputes with other tenants in the Building) and auditing and other professional fees and expenses;

               (j) with respect to capital expenditures, only an annual charge-off shall be included in Operating costs; Annual charge-off is defined as and shall be determined by amortizing the original cost of a capital item or a capital expenditure made during the term of this Lease by the number of years of useful life of the capital item so acquired, together with interest on the unamortized amount; and the useful life shall be determined by Landlord's accountants in accordance with generally accepted accounting principles and practices in effect at the time of the capital expenditure or acquisition of the capital item; and

               (k)  all license fees;

               (l)  concierge service, if any;

               (m) costs of supplies and materials used in connection with the operation, management, maintenance and repair of the Building;

               (n)  any local or state surcharges or special charges;

               (o) management fees (but not in excess of those customarily charged on an arms-length basis for the management of first-class office buildings in the Boston, Massachusetts metropolitan area);

               (p) telephone, telegraph, postage, stationery supplied and other materials and expenses required for the routine operation of the Building;

               (q) any other expense or charge of any nature whatsoever, whether or not herein mentioned, which would be included in Operating Expenses in accordance with sound accounting and management principles generally accepted with respect to the operation of first-class office buildings in the Boston, Massachusetts metropolitan area.

     There shall not be included in such Operating Costs:

               (a) capital improvements made to the Land or the Building (except for Annual Charge-oils related thereto as provided above);

               (b) renovating, painting, redecorating or other work, which Landlord performs for specific tenants;

               (c)  original construction costs of the Building;

               (d) capital expenditures for expansion of the Building or for the remodeling or refurbishment of the Building to a materially higher standard than existed on the date of this Lease;

               (e) interest and amortization of funds borrowed by Landlord, whether secured or unsecured (except as specifically provided above as includable in Operating Expenses);

               (f) depreciation of the Building (except for capital improvements the cost of which are specifically includable in Operating Expenses);

               (g) advertising, legal and space planning expenses and leasing commissions incurred in procuring tenants for the Building;

               (h) salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives;

               (i) salaries, wages or other compensation paid to employees of Landlord who are not assigned to the operation, management, maintenance or repairs of the Building;

               (j) costs of Building utilities outside normal business hours sold to tenants of the Building;

               (k) expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are reimbursed to Landlord by virtue of warranties from contractors or suppliers;

               (l)  legal expenses incurred in the enforcement of leases;

               (m) costs of repairs incurred by reason of fire or other casualty or condemnation to the extent Landlord receives compensation therefor through proceeds of insurance or condemnation awards;

               (n) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity;

               (o) cost (including in connection therewith all attorneys' fee and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building;

               (p) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

               (q) Penalties or damages incurred due to non-compliance with ADA.

               (r) costs incurred in connection with any environmental cleanup, response action, or remediation on, in, under or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

               (s) rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Improvements, except for (1) expenses in connection with making minor repairs and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar service;

               (t) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payment and/or to file any tax or informational returns when due;

               (u) service and utilities provided, taxes attributable to, and costs incurred in connection with the operation of any retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes;

               (v) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on competitive basis;

               (w) costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by comparable landlords of comparable buildings;

               (x) costs arising from Landlord's charitable or political contributions;

                   (y) costs incurred in the sale or refinancing of the Building.

               (2) Notwithstanding the foregoing, if any tenant of the Building is excused from contributing to the payment of its share of any of the items included within the definition of Operating Costs as a result of (a) such tenant's agreement to pay for such items directly to Landlord independent of such tenant's contribution to Operating Costs, (b) directly to any applicable service provider, or (c) otherwise, then the cost of providing such item or items to the balance of the Building shall be allocated among the balance of the Building on the basis of (x) the ratio that the rentable square feet of each rentable space within the Building contributing to the payment bears to (y) the Total Rentable Area minus the rentable square feet of the premises excused from participating in such payment. Similarly, in the case of services that are not rendered to all areas of the Building on a comparable basis, the proportion allocable to the Leased Premises shall be the same proportion which the rentable square footage of the Leased Premises bears to the total rentable area of the space in the Building to which such service is so rendered.

               (3) In any calendar year with respect to which the Building has less than a 95% average annual occupancy rate, then for the purpose of this
     Section 7, the Operating Costs for the Property which vary with occupancy will be extrapolated as though the Building were 95% occupied. In any calendar year with respect to which the Building has an average annual occupancy rate of 95% or more, then the Operating Costs for the Property shall be the actual Operating Costs for the Property as defined hereinabove.

          (B)  Reimbursement of Operating Costs.
               --------------------------------

               (1) If, during the Term hereof, Operating Costs incurred by Landlord in any calendar year shall exceed Base Operating Costs, Tenant shall reimburse Landlord, as additional rent, for Tenant's Proportionate Share of any such excess (such amount being hereinafter referred to as the "Operating Cost Excess"). Any such Operating Cost Excess due from Tenant shall become due and payable within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of Tenant's Operating Cost Excess, prepared, allocated and computed in accordance with generally accepted accounting principles and the terms of this Lease.

               (2) At Landlord's election, Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Cost Excess, such monthly amounts to be sufficient to provide Landlord by the end of any given calendar year a sum equal to Tenant's required payments, as estimated by Landlord in good faith from time to time during such year. If the total of such monthly remittances for any calendar year is greater than the Operating Cost Excess for such calendar year, Landlord shall credit the difference against the next installment of rental or other charges due to Landlord hereunder (or if such adjustment is at or after the end of the Term and no other monies are due to Landlord hereunder, Landlord shall pay Tenant said difference promptly); if the total of such remittances is less than the Operating Cost Excess for such calendar year, Tenant shall promptly pay the difference to Landlord.

               (3) Any reimbursement for increases in Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

          (C)  Audit Right. If Tenant disputes the amount set forth in
               -----------
Landlord's Operating Expense Statement, Tenant shall have the right, at Tenant's sole expense, not later than sixty (60) days following receipt of Landlord's Operating Cost Statement, to cause Landlord's books and records with respect to the calendar year which is the subject of such Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. Tenant may only dispute the amount of the Base Operating Costs once upon receipt of the first Landlord's Operating Expenses Statement within sixty (60) days following receipt of the same and in the same manner described herein for dispute of the Landlord's Operating Expense Statement. The audit shall take place at the offices of Landlord (or its property manager or representative) where its books and records are located at a mutually convenient time during Landlord's (or its property manager's or representative's) regular business hours. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under this Lease (after any applicable notice or grace period). The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant's right to undertake an audit with respect to any calendar year shall expire sixty (60) days after Tenant's receipt of Landlord's Operating Expense Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such sixty (60) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Landlord's Operating Expense Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity, except Tenant's accountants, attorneys or other professionals, or as required by law or a court of competent jurisdiction.

Section 8. Use of Leased Premises.
           ----------------------

           The Leased Premises are leased, and other rights set forth herein are granted, subject to easements, ground leases, mortgages and restrictions of record and are to be used solely for the Permitted Uses and not for any other purposes and without annoyance to or disruption of other tenants or occupants of the Building. Tenant shall procure all licenses and permits necessary for its uses, at Tenant's sole expense, and shall provide Landlord with copies thereof upon Landlord's written request.

Section 9. Landlord's Covenants.
           --------------------

           Landlord covenants with Tenant:

           (A) That the Leased Premises shall be served by a separate heat-pump system that provides heating, ventilating and air-conditioning services within Tenant's control. Landlord shall during normal business hours (as defined in the Rules & Regulations), through its base building system, furnish heated and chilled water or other heating/cooling medium to the Leased Premises (including supply and return pipes) for a heat pump system installed or to be installed in the Leased Premises sufficient to maintain the Leased Premises at comfortable temperatures, comparable to other first- class office buildings within the City of Boston (subject to all Federal, Massachusetts and Boston regulations relating to the provision of heat). If Tenant requests base building HVAC services to be provided outside of Normal Business Hours, Tenant shall notify Landlord reasonably in advance and shall pay a reasonable fee established by Landlord from time to time for such HVAC services outside of Normal Business Hours. In the event Tenant introduces into the Leased Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

           (B) That the Leased Premises shall be separately metered for all electricity consumed in the Leased Premises, including the electricity consumed by the heat pumps installed in and serving the Leased Premises and that the Common Areas shall be separately metered for all electricity consumed in the Common Areas. Tenant shall pay such charges directly to the utility provider within ten (10) days after billing therefor. If Tenant shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if(1) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (2) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof as the case may be, (x) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (y) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wires, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs. To the best of Landlord's knowledge, the electrical capacity of the Leased Premises is reasonably adequate for standard office use.

           (C) To provide cleaning to the Leased Premises and Common Areas in accordance with cleaning and janitorial standards generally prevailing throughout the term hereof in comparable first-class office buildings within the City of Boston; and to furnish hot and cold water for ordinary drinking, cleaning, lavatory and toilet facilities.

           (D) To furnish elevator service from the lobby to the Leased Premises (use for freight and use other than ordinary passenger use is governed more particularly in the Rules and Regulations); to provide adequate lighting to public and Common Areas of the Building; to provide a tenant directory with Tenant's name in the lobby of the Building upon which Tenant shall receive a pro rata share of name space in the same ratio as the Leased Premises bears to that of the Building; and to maintain adequate fire alarm and security systems within the Building, which security systems will be designed to provide twenty-four hour access to tenants to the Building.

           (E) Except as otherwise expressly provided herein, promptly to make such repairs and replacements to the roof, exterior walls (exclusive of glass), floor slabs and other structural components of the Building, and to the common areas and facilities of the Building as may be necessary to keep them in good repair and condition consistent with a first-class office building in the City of Boston (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 10(I) hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees) and to make replacements and repairs to the plumbing, heating, electrical, ventilating and air-conditioning systems of the Building.

           Landlord shall be under no responsibility or liability for failure or interruption of any of the above described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

           (F) In the event Tenant wishes to provide outside services for the Leased Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services ("outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music" services, security services, catering services and the like). In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense.

           (G) Tenant shall have access to and use of the Leased Premises twenty-four (24) hours per day, seven (7) days per week, subject to the obligation to pay for HVAC services outside of Normal Business Hours. Landlord shall exercise any and all access rights to the Leased Premises available under the Lease, in each instance, upon reasonable advance notice to Tenant (except in cases of emergency when no such notice is required), in a manner consistent with Tenant's reasonable security requirements, and in a manner which does not unreasonably interfere with Tenant's business operations.

           (H) In addition to the other obligations of Landlord set forth in this Lease, Landlord shall maintain and operate the Building in a manner that is consistent with other first-class office buildings within the City of Boston.

Section 10. Tenant's Covenants.
            ------------------

            Tenant covenants with Landlord, during the term and for such further time as Tenant or anyone claiming by, through or under Tenant shall hold the Leased Premises or any part thereof:

            (A) To promptly pay the Annual Rent, Tenant's Tax and Operating Cost Excesses, and any other charges payable by Tenant to Landlord at the address from time to time designated for the payment of Annual Rent at the times and in the manner herein set forth;

            (B) To pay when due all charges made by public authority or utility for the cost of electricity furnished or consumed upon the Leased Premises and all charges for telephone and other utilities and utilities services, and service inspections made therefor during the term, whether designated as a charge, tax, assessments, fee or otherwise;

            (C) Not to perform any renovation or construction to the Property or Building or the erection of any signs or other additions or structures on or to the Property or Building or any other alterations or additions to the Property or Building (including, without limitation, the installation of any signs or draperies in any windows of the Building) except as herein expressly set forth;

            (D) Not to place any load upon any floor of the Leased Premises which exceeds the rated capacity of the floor in question, nor to otherwise overload or deface the Leased Premises or Building, nor permit any use, alteration or repair contrary to law or lawful ordinance, by-law, regulation or order of public authority;

            (E) Not to abandon the Leased Premises during the term;

            (F) Not to permit anything to be done in or upon the Leased Premises or Property, or to bring or keep anything therein or thereon (including, without limitation, all furnishings, carpeting and wall coverings), except as now or hereafter permitted by applicable building, fire, health, sanitary or safety codes, ordinances or by-laws, or by any public authority (including, without limitation, the Boston Fire Department, Board of Fire Underwriters, or by any fire insurance rating organization or other authority having jurisdiction of the Property). Without limiting the foregoing, Tenant shall not take any actions or allow any conditions to exist in or upon the Leased Premises or Property which may constitute a nuisance, or which would invalidate or be in conflict with the insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of the fire, casualty or extended coverage insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the Leased Premises or the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property. If, by use of the Leased Premises or by reason of failure of Tenant to comply with the provisions of this Section 10(F), the fire, casualty or extended coverage insurance rates effective on the Building shall be higher than such rates otherwise would have been, then Tenant shall, within five (5) days after demand, reimburse Landlord, as additional rent hereunder, for that part of all such insurance premiums thereafter paid by Landlord which shall be charged because of such failure or use by Tenant (a schedule or "make up" of rate for the Building or Property issued by the Fire Insurance Exchange, or any other body making such insurance rates for the Property, being conclusive evidence of the facts therein stated and of the several items and charges in such insurance rates then applicable to the Property); but if the use or occupancy of the Leased Premises by Tenant shall make void or voidable any such insurance coverage then, at the option of the Landlord, this Lease may be terminated if Tenant fails to cease such manner of use or occupancy immediately after notice.

            (G) Upon reasonable prior notice (except in the case of emergencies), to permit the Landlord and its agents or representatives to enter at reasonable times to view or examine the Leased Premises or any part thereof, to show the Leased Premises to others to make improvements and to make repairs and replacements to the Leased Premises and Building provided, however, in exercising such right of entry, Landlord shall not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises.

            (H) To comply with all reasonable rules and regulations as Landlord may, from time to time, promulgate in writing and delivered to Tenant to regulate the conduct of all tenants using the Building, the Property, and all Common Areas a part thereof, as if all such rules and regulations were set forth in this Lease at length. A set of such rules and regulations, as currently in effect, are attached hereto as Exhibit B. Landlord shall, however, have the right to change such rules and regulations and to waive any one or more of them in the case of any one or more tenants in such circumstances as shall not be arbitrary or which would result in unfair applications of the rules and regulations to other tenants of the Building, and under such circumstances such waiver as to one tenant shall not constitute a waiver as to any other tenant. Landlord shall not be responsible to Tenant or to Tenant's agents, employees, servants, licensees, invitees or visitors for failure to enforce any such rules and regulations or for the non-observance or violation of any such rules and regulations by any other tenant or by any other person.

            (I) To maintain the Leased Premises in neat order and condition (and to perform all routine and ordinary repairs to any special and/or supplementary plumbing, heating, electrical, ventilating and air-conditioning systems located within the Leased Premises and installed by Tenant after the initial occupancy thereof by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require), reasonable use and wear thereof, damage by fire or casualty and repairs which are the responsibility of Landlord only excepted; to notify Landlord promptly of any repairs required to any plumbing, heating, electrical, ventilating and air conditioning systems installed by Landlord; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. With respect to the aforementioned special and/or supplementary systems located within the Leased Premises Tenant shall inspect, service and operate all such systems in accordance with manufacturer's requirements and good operating practice, including, without limitation, keeping in force contracts with appropriate and reputable service companies providing for the regular inspection and service of the heating and air-conditioning systems (copies of which contracts shall be furnished to Landlord). Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Leased Premises caused by moving property of Tenant in or out of the Building or by installation or removal or furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees or licensees.

            (J) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Leased Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Leased Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's signs, goods, personal property, trade fixtures and equipment used in the conduct of Tenant's business, not servicing or affixed to the Leased Premises, and, to the extent specified by Landlord, all alterations, additions and improvements made by Tenant; and shall repair any damage to the Leased Premises or the Building caused by such removal and to the extent specified by Landlord, restore the Leased Premises or any portion thereof to its original condition. Tenant further agrees that if, on termination of this Lease by expiration or otherwise Tenant shall fail to remove any of its property from the Leased Premises, Landlord shall be authorized, at its sole option, and in Tenant's name and on its behalf, either (1) to cause such property to be removed and placed in storage for the account of and at the expense of Tenant, or (2) to sell such property at public or private sale (at which Landlord may be a purchaser), with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant.

            (K) Tenant shall give Landlord notice in case of fire or accidents in the Leased Premises promptly after Tenant is aware of such event.

            (L) Without limiting the generality of its other covenants hereunder, Tenant agrees in regard to the use and occupancy of the Leased Premises to comply with all applicable environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances." The Tenant unconditionally, absolutely and irrevocably indemnifies and agrees to defend and hold harmless the Landlord and its officers, employees, agents, contractors and those claiming by, through or under Landlord, from and against all loss, cost and expense (including, without limitation, reasonable attorney's fees) of whatever nature suffered or incurred by the Landlord on account of the existence on the Leased Premises, or the release or discharge from the Leased Premises, of "hazardous substances," including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action by any party against the Tenant, the Landlord or the Property based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of hazardous substances or the imposition of a lien on any part of the Leased Premises or Property under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), the Massachusetts Hazardous Material
      -- ----
Release Prevention and Response Act, M.G.L. c. 21E, as amended ("Chapter 21E"), or any other laws pursuant to which a lien may be imposed due to the existence of hazardous substances. The Tenant further unconditionally, absolutely and irrevocably guarantees the payment of any fees and expenses incurred by the Landlord in enforcing or seeking enforcement of the liability of the Tenant under this indemnification.

Notwithstanding the foregoing, in no event shall Tenant be liable to Landlord on account of the existence of any "hazardous substances" in the Leased Premises as of the Commencement Date or because of the release or discharge of "hazardous substances" by Landlord or its agents or employees.

            For the purposes of this Section, "hazardous substances" shall mean and include, but shall not be limited to, any element, substance, compound or mixture, including disease-causing agents, which after release into the environment or work place and upon exposure, ingestion, inhalation or assimilation into any organism, either directly or indirectly, will or may reasonably be anticipated to cause death, disease, behavioral abnormalities, cancer, genetic mutation, physiological malfunctions, including malfunctions in reproduction or physical deformations in such organisms or their offspring, and all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances, or materials which are included under or regulated by any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, CERCLA and Chapter 21E, and regulations adopted pursuant to such Acts, the Toxic Substances Control Act of 1976, as heretofore or currently in effect ("TSCA") and the Resource Conservation and Recovery Act of 1976, as heretofore or currently in effect ("RCRA").

Section 11. Indemnity and Insurance.
            -----------------------

            (A) Tenant shall pay on behalf of Landlord, save Landlord harmless, and exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Property: (1) arising out of any act or omission of Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees, agents, contractors and customers of Tenant), or as a result of any use of occupancy of, or passage and travel over or upon, the Property by the Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees, agents, contractors and customers of Tenant); (2) arising, directly or indirectly, out of default by the Tenant under any of the terms or covenants of this Lease, or in connection with any mechanical, electrical, plumbing, or any other equipment or installations that are to be maintained or repaired by the Tenant; or (3) arising out of any delivery to or service supplied to the Leased Premises, or on account of or based upon anything whatsoever done on the Leased Premises, except if same was caused by the negligence, fault or misconduct of Landlord, its agents, servants or employees; and to keep all Tenant's employees working in or about the Leased Premises covered by Workmen's Compensation Insurance in form and amounts required by law and upon request of Landlord to deliver certificates evidencing said coverage. In respect to all of the foregoing, Tenant shall pay on behalf of and indemnify Landlord from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord. For purposes of this Section 11(A), the term "Landlord" shall be deemed to refer to: Landlord, its officers, directors, partners, agents, attorneys, employees, successors and assigns, and Landlord's Management Agent.

            (B) Tenant shall carry and maintain, throughout the term hereof, at its own cost and expense, (1) a policy of comprehensive general liability insurance (the "Liability Policy"), including standard extended coverage endorsements, so-called, including but not limited to premises operations, blanket contractual insurance, broad form property damage, independent contractor's coverage and personal injury coverage covering the Leased Premises (and the Property insofar as used by customers, employees, servants or invitees of the Tenant), naming Tenant as insured party, Landlord and Landlord's Management Agent as additional insureds, protecting Landlord and Landlord's Management Agent and Tenant against any liability whatsoever, occasioned by any occurrence on or about the Leased Premises or any appurtenances thereto, (2) a fire and other casualty policy (a "Fire Policy") insuring the full replacement value of Tenant's above building standard work and all of the furniture, trade fixtures and other personal property of Tenant located in the Leased Premises against loss or damage by fire, theft and such other risks or hazards as are insurable under present and future forms of "All Risk" insurance policies, and
(3) policy of insurance against loss or damage to the major components of the air conditioning and/or heating system, flywheels, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, such as are installed by or on behalf of Tenant in the Leased Premises. Such policies shall also insure against physical damage to the Leased Premises arising out of an accident covered thereunder; such policies are to be written by good and solvent insurance companies licensed to do business in the Commonwealth of Massachusetts satisfactory to Landlord, and shall be in such limits and with such maximum deductibles as Landlord may reasonably require. As of the date of this Lease, Landlord reasonably requires limits of liability under (x) the Liability Policy of not less than the combined single limit per occurrence specified in Section 1(A) for bodily or personal injury (including death) and property damage combined; (y) under the Fire Policy equal to the value of Tenant's above building standard work, furniture, trade fixtures and other personal property with a deductible of no more than $1,000.00; and (z) under machinery insurance for full replacement cost of equipment with a deductible of no more than $1,000.00. Tenant will furnish Landlord with such information as Landlord may reasonably request from time to time as to the value of the items specified in clause (y) above within ten (10) days after request therefor. Such insurance may be carried under a blanket policy covering the Leased Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Section 11 and shall specify that the portion of the total coverage of such policy that is allocated to the Leased Premises is in the amounts required pursuant to this Section 11. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration date of any such policy, Tenant agrees to deliver to Landlord a certificate evidencing such insurance. Such certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days' prior written notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

            (C) Tenant agrees that any and all property of Tenant (or of any client or customer of Tenant) of any kind that may be in the Building or on the Property shall be at the sole risk of Tenant or those claiming through or under Tenant, and that in no case whatsoever shall Landlord (or those having estate in the Leased Premises) be liable to Tenant, or any other person, for any injury, death, loss or damage to any person or property on the Property or in the Building or the Leased Premises except if caused by the gross or willful negligence or misconduct of Landlord or Landlord's agents or employees.

            (D) Tenant agrees that Landlord, Landlord's Management Agent and their respective agents, servants or employees shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or resulting from dampness or resulting from any other cause of whatsoever nature. Tenant covenants and agrees that (1) any rights of Tenant to make a claim against Landlord, Landlord's Management Agent or their respective agents, servants or employees as contemplated herein shall be subject to the waiver of subrogation provisions set forth in Section 12 of this Lease, and (2) in no event shall Tenant be entitled to make a claim for consequential, indirect or special damages under this Lease.

            (E) Tenant agrees that Landlord, Landlord's Management Agent and their respective agents, servants or employees shall not be liable for any damage which Tenant may sustain, if at any time any window of the Leased Premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction.

            (F) Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the negligence or willful misconduct of Tenant, or its agents, servants or employees, in the use or occupancy of the Leased Premises. Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord or Landlord's Management Agent and in negotiations for settlement thereof if, pursuant to this Section 11(F), Tenant would be obligated to reimburse Landlord or Landlord's Management Agent for expenses, damages or fines incurred or suffered by Landlord or Landlord's Management Agent.

            (G) Landlord's Insurance. Landlord shall purchase and keep in full force during the Term fire, extended coverage and "all risk" insurance covering the Building in an amount equal to the full replacement value thereof, and comprehensive general liability insurance coverage in amounts held by reasonably prudent commercial landlords of comparable first-class office properties in the City of Boston, Massachusetts.

            (H) Indemnity of Tenant. Landlord hereby agrees to indemnify, defend and hold Tenant, and Tenant's officers, directors, employees, shareholders and agents, harmless from and against any and all losses, liabilities, claims, damages or expenses (including, without limitation, reasonable attorney's fees and costs), arising from or in connection with the negligence or misconduct of Landlord or Landlord's agents, or arising from or in connection with Landlord's breach of its obligations or representations contained in this Lease. Any provision in this Lease which purports to limit, waive or release Landlord for its negligence or misconduct (or the negligence or misconduct of Landlord's agents) shall be of no effect.

Section 12. Waiver of Subrogation.
            ---------------------

            (A) Landlord and Tenant mutually agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the Commonwealth of Massachusetts) with respect to any loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that extra premium is payable by either Landlord or Tenant as a result of this provision, neither Landlord nor Tenant shall be liable for reimbursement to the other for such extra premium.

            (B) Landlord for itself and parties claiming by, through or under Landlord, hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same are covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant for itself and for parties claiming by, through or under Landlord, hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in Section 12(A) hereof for the loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

Section 13. Assignment and Subletting.
            -------------------------

            (A) Notwithstanding any other provisions of this Lease, the Tenant shall not assign or otherwise transfer this Lease or any interest herein, voluntarily or by operation of law, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) or allow any other person to occupy the whole or any part of the Premises, without, in each instance, the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed), and, in any case, where the Landlord shall consent to such assignment, other transfer or subletting, the Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and shall pay to the Landlord promptly after billing therefor all reasonable attorney's fees incurred by the Landlord in connection with such assignment or subletting. The Tenant shall give written notice to the Landlord of the terms of any such proposed assignment or sublease and the Landlord shall have the right to terminate this

Lease on notice to the Tenant if the rent and other payments from such proposed assignee or subtenant would exceed that provided hereunder. It shall be a condition of the validity of any permitted assignment or other transfer or subletting that the assignee or transferee or sublessee agree directly with the Landlord, in form satisfactory to the Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, with respect to an assignee, the obligation to pay rent and other amounts provided for under this Lease, and with respect to an assignee, sublessee or transferee, the covenant against further assignment or other transfer or subletting.

            (B) The provisions of Section 13(A) shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease, but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (1) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (b) the net worth of Tenant herein named on the date of this Lease; (2) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least five (5) days prior to the effective date of any such transaction; and (3) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting. Notwithstanding the foregoing, the restrictions on transfers of stock shall not apply to Tenant, so long as Tenant's stock is publicly traded on a national stock exchange.

            (C) In the event Tenant assigns this Lease or sublets the Leased Premises and this Lease is not terminated by Landlord as above provided, Tenant shall pay to Landlord, as additional rent hereunder, as and when received by Tenant fifty percent (50%) of all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder (the "Transfer Premium"), after tenant has first recouped therefrom reasonable costs actually incurred by Tenant in connection with such agreement or subletting, including, without limitation, brokerage commissions, marketing costs, and legal fees. "Transfer Premium" shall mean all Annual Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant to Tenant under this Lease, including key money and bonus money paid by the assignee or subtenant to Tenant in connection with such transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, of furniture transferred by Tenant to the assignee or subtenant in connection with such transfer. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis.

Section 14. Alterations, Installations and Work Done to Leased Premises.
            -----------------------------------------------------------

            (A) Tenant shall make no alterations, renovations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Leased Premises (including any initial improvements necessary for Tenant's occupancy) without Landlord's prior written consent. Notwithstanding the foregoing, Tenant has the right to make minor, non-structural alterations and decorative changes to the Leased Premises which do not cost more than $10,000 in the aggregate, without the Landlord's consent. Any such approved alterations, additions or improvements shall: (1) be in accordance with complete plans and specifications approved by Landlord; (2) be made by contractors or mechanics approved by Landlord; (3) be in compliance with all applicable codes, and rules, regulations and procedures of Landlord; (4) be made at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate; and (5) become part of the Leased Premises and the property of Landlord. Tenant shall pay to Landlord, as a fee for Landlord's review of the plans and specifications for such alterations, renovations, additions or improvements, and the Landlord's general supervision of the Tenant's construction work, five percent (5%) of the "Tenant's Total Cost" of its construction work. "Tenant's Total Cost" shall mean Tenant's contract or purchase price of materials and labor, and services employed by Tenant and its contractors (including cutting, patching, cleaning up and removal of waste and debris) plus the fees of the architects and engineers employed by Tenant. Promptly upon completion of Tenant's construction work, Tenant shall provide Landlord with evidence (including all construction contracts relating to the Leased Premises) of the Total Cost of Tenant's construction work. The amount of Landlord's fee shall then be calculated and shall be payable to Landlord within thirty (30) days after written request therefor.

            (B) All repairs, alterations, additions and restorations required or permitted hereunder by Tenant or Landlord shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances permits, by-laws, regulations and orders of governmental authority and insurers of the Property. All improvements, alterations and additions to the Property, including the Leased Premises, and to fixtures and equipment serving it, made or installed at any time by either Landlord or Tenant shall be part of the Building and the property of Landlord, but not signs, office furnishings, equipment or trade fixtures installed by Tenant and used in Tenant's business and not servicing, or not affixed or secured to, the Building, nor any additions or equipment installed at Tenant's expense which Landlord has agreed in writing prior to installation may be removed by Tenant.

            (C) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics' or other liens for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, at such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanics' lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will immediately remove or immediately satisfy the lien.

            (D) In the course of any work being performed by Tenant (including without limitation, "field installations" of Tenant's personal property and the moving of personal property and fixtures into or out of the Leased Premises), Tenant agrees to employ labor compatible with that being employed by Landlord for work in or to the Building, and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

            (E) Prior to commencement of any work, Tenant shall furnish to Landlord certificates of insurance evidencing the existence of:

                (1) worker's compensation covering all persons employed for such work; and

                (2) employer's liability including bodily injury caused by disease with a limit of $100,000 per employee.

                (3) comprehensive general liability insurance including but not limited to completed operations coverage, products liability, contractual coverage, broad form property damage, independent contractor's coverage and personal injury coverage naming the Landlord, its officers, agents, directors, employees, representatives, consultants, and/or partners and owners, including but not limited to Landlord's Management Agent and the Tenant as insureds, with coverage of at least the combined single limit specified in Section 1(A).

            Such insurance shall be placed with solvent and responsible companies satisfactory to the Landlord and licensed to do business in the Commonwealth of Massachusetts, and the policies shall provide that they may not be canceled without thirty (30) days prior notice in writing to the Landlord.

                (4) Tenant shall require all contractors engaged or employed by Tenant to indemnify and hold Tenant, Landlord, Landlord's consultants, including but not limited to Landlord's Management Agent harmless in accordance with the following clause:

                    "The contractor hereby agrees to the fullest extent
            permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify the Landlord, Tenant and Landlord's Management Agent against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorney's fees, court costs, and the cost of appellate proceedings), which the Landlord and/or Tenant and/or Landlord's Management Agent incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor, any of its officers, directors, employees, agents, subcontractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this Contract, whether such injuries to person or damage to property are due or claimed to be due to any negligence of the Landlord and/or Tenant and/or Landlord's Management Agent, its or their employees or agents or any other person."

            (F) If, as a result of any alteration or improvements made by Tenant, Landlord is obligated to comply with the ADA or any other law or regulation and such compliance requires Landlord to make any improvement or alteration to any portion of the Property, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any alteration or improvement by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation.

            (G) Notwithstanding anything to the contrary contained herein, the provisions of this Section 14 shall not apply to the Initial Tenant Paint and Carpet.

Section 15. Casualty and Taking.
            -------------------

            (A) Destruction of or Damage to Entire Building or Property. If the
                -------------------------------------------------------
entire Building or Property shall be taken by any exercise of the right of eminent domain, or if the entire Building shall be destroyed by reason of damage from fire or other casualty, or by account of any public or quasi-public authority, then this Lease shall terminate as of the effective date of such taking or as of the effective date of such damage. If the Building or any part thereof shall be substantially damaged by reason of fire or other casualty, or by the action of any public or quasi-public authority, then this Lease may be terminated by Landlord as of the date of such damage or action by a written notice to Tenant within sixty (60) days of the date of such damage or action.

            (B) Destruction of or Damage to Premises Leased to Tenant. If the
                -----------------------------------------------------
entire Leased Premises shall be damaged and rendered untenantable by reason of damage from fire or casualty, or if a portion thereof is so rendered untenantable that the undamaged portion is unsuitable for the continued conduct of Tenant's business, or if Tenant shall permanently be denied access to the Leased Premises, then this Lease may be terminated by either Landlord or Tenant, as of the date of such damage, by written notice to the other within thirty (30) days of the date of such damage; provided, however, Tenant may not so terminate this Lease if Landlord, within thirty (30) days of the date of damage, gives Tenant written notice of its intention to promptly and fully restore the Leased Premises for use and occupancy by Tenant. If the Lease is not so terminated, a just proportion of the rent due hereunder shall be abated according to the nature and extent of the damage from the date of such damage until the Leased Premises shall have been restored to proper condition for use and occupancy. If a portion of the Leased Premises is so damaged, but the remaining portion is suitable for the continued conduct of Tenant's business, then Tenant shall have no right to terminate this Lease, but a just proportion of the rents due hereunder shall be abated according to the nature and extent of the damage from the date of such damage until the damaged portion of the Leased Premises shall have been restored to proper condition for use and occupancy.

            (C) Partial Taking and Temporary Taking of Leased Premises. If a
                ------------------------------------------------------
portion, but not all of the Building or Property shall be taken by any exercise of the right of eminent domain such partial taking shall be considered to be damage to a portion of the Leased Premises and treated in accordance with
Section 15(B) hereof. If all of the Building or Property shall be so taken for temporary purposes, such temporary taking shall be treated in accordance with
Section 15(B) hereof if the taking lasts for three (3) months or less, and in accordance with Section 15(A) hereof if the taking lasts in excess of three (3) months.

            (D) Condemnation Awards. In the event of any taking, Landlord shall
                -------------------
be entitled to receive the entire award with respect to such taking, and Tenant hereby waives all rights relating to damages to the Building and the leasehold hereby created; provided, however, Tenant shall be entitled to and does not waive its rights with respect to any special damages expressly awarded to Tenant by the taking authority or to any portion of any such award expressly allocated to Tenant by the taking authority with respect to Tenant's loss of trade fixtures installed in the Leased Premises at the Tenant's expense or relocation expenses, provided that such award does not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

            (E) Restoration of Leased Premises. In the event of damage to or a
                ------------------------------
partial taking of the Property, Building or Leased Premises which does not result in a termination of this Lease as aforesaid, Landlord shall repair and restore the Leased Premises to the condition thereof prior to such damage or partial taking, subject to reduction in size caused by any partial taking. Such repair and restoration shall be promptly commenced and completed by Landlord, as rapidly as is reasonably practicable, at Landlord's expense (but Landlord shall not be required to expend for any such repair or restoration an amount in excess of the net insurance proceeds/condemnation award received by Landlord on account of such damage or partial taking), subject to reasonable delays which may arise by reason of adjustment of insurance on the part of Landlord, labor troubles, shortages of materials or any other cause beyond Landlord's control. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or for any injury to the business of Tenant, resulting from delays in repairing such damage. Upon commencement of such repair and restoration by Landlord, Tenant shall, at its expense, promptly commence repair and replacement of all of its trade fixtures, equipment, signs and other property installed in the Leased Premises by Tenant, or belonging to the Tenant, which shall have been so damaged, taken or destroyed and shall, subject to causes beyond the control of Tenant, complete the same as rapidly as is reasonably practicable.

Section 16. Events of Default.
            -----------------

            The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

            (A) the failure to pay when due Annual Rent, additional rent or other charges hereunder, which failure continues for more than five (5) days after written notice thereof to Tenant from Landlord; or

            (B) the failure of Tenant to perform or observe any other term or condition contained in this Lease within thirty (30) days after written notice thereof to Tenant from Landlord (unless Tenant has, within such thirty (30) day period, commenced to cure such default and thereafter prosecutes the curing of such default to completion with due diligence), unless a shorter grace period is set forth herein, in which event such shorter grace period shall govern; or

            (C) the failure of Tenant to perform or observe any term or condition of this Lease which, because of its character, would immediately jeopardize Landlord's interest (such as, but without limitation, failure to maintain public liability insurance) and such failure continues for twenty-four
(24) hours after notice thereof; or

               (D) if Tenant makes any assignment for the benefit of creditors or files a petition for relief under any bankruptcy or insolvency law or code; or

               (E) if such a petition filed against Tenant is not dismissed within ninety (90) days; or

               (F) if a custodian or similar agent is authorized or appointed to take charge of all or substantially all of the assets of Tenant; or

               (G) if Tenant's interest in this Lease is taken on execution or other process of law in any action against Tenant; or

               (H) if a default of Tenant of the kind set forth in clauses (A) or (B) above shall occur and if either (i) Tenant shall cure such default within the applicable grace period or (ii) if Tenant has not cured such default within the applicable grace period but Landlord shall, in its sole discretion, permit Tenant to cure such default after the applicable grace period has expired, and an event which would constitute a similar default after the applicable grace period shall occur more than twice within the next 365 days, whether or not such similar default is cured within the applicable grace period.

               Upon the occurrence of an Event of Default by Tenant hereunder, Landlord may, immediately or at any time thereafter (notwithstanding any license, consent or waiver of any former breach): (x) and without demand or notice, in person or by agent or attorney, enter the Leased Premises or any part thereof and repossess the same as of its former estate; or (y) terminate this Lease by written notice to Tenant; and in either event, expel Tenant and those claiming through or under it, and remove their effects, without being deemed guilty of any manner of trespass and without prejudice to any remedy which otherwise might be available for arrears of rent or breach of covenant; and upon entry or notice as aforesaid, this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or in equity, shall have the remedies provided in Section 17 hereof.

               Tenant hereby waives and surrenders all rights and privileges which it might have under or by reason of any present or future law to redeem the Leased Premises, or to have continuance of this Lease for the term hereby leased, after being dispossessed or ejected therefrom by process of law or under the terms of this Lease, or after the termination of this Lease, as herein provided.

Section 17.    Landlord's Remedies.
               -------------------

               (A) If this Lease shall be terminated as provided in Section 16 hereof, in addition to all sums which were due prior to the date of such termination, Tenant shall, upon the election of the Landlord, forthwith pay to Landlord as damages, a sum equal to the then present value of the amount by which the amount of rent which would have been paid in accordance with this Lease for the remainder of the term hereof (as set forth in Section 3 hereof) exceeds the fair market rental value of the Leased Premises for the remainder of the term, calculated as of the date of termination. In calculating the amount of rent which would have been paid for the remainder of the Term, there shall be included in addition to the Annual Rent and additional rent, the value of all other considerations agreed to be paid or performed by Tenant for the remainder of the Term. If, at the end of the term of this Lease as set forth in Section 3 hereof, the rent which Landlord has actually received from the Leased Premises is less than the fair market rent calculated as aforesaid, Tenant shall thereupon pay to Landlord the amount of such difference. Should Landlord fail to make such an election, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month for the remainder of the term originally set forth in Section 3 hereof, representing the difference between the rent which would have been paid (Annual Rent and additional rents) and the rent actually derived from the Leased Premises, by Landlord for such month, if any.

               (B) In lieu of any other damages or indemnification and in lieu of recovery by Landlord of all sums payable under any of the foregoing provisions of Section 17(A), Landlord may elect to recover, and Tenant shall forthwith pay, as liquidated damages, an amount equal to the aggregate of the minimum Annual Rent plus any additional rents (including, without limitation, amounts for Tax Excess and Operating Cost Excess) due and payable by Tenant for the twelve months ended immediately prior to such termination (plus the amount of Annual Rent and additional rents of any kind accrued and unpaid at the time of termination) and less the amount of any recovery by Landlord under the foregoing provisions of Section 17(A) up to the time of payment of such liquidated damages. This Section 17(B) shall be inapplicable in the event termination pursuant to Section 16 hereof occurs within the last year of the term hereof.

               (C) In addition to the foregoing, Tenant also agrees (1) to indemnify and save Landlord harmless from and against all reasonable expenses and attorneys' fees which Landlord may incur in connection with such termination and the re-letting of the Leased Premises, (2) that Landlord may re-let the Leased Premises, or any portion thereof, for a period which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions or free rent to the extent appropriate or necessary to re-let, and (3) to reimburse Landlord, upon demand therefor, for the unamortized portion of (a) the costs incurred by Landlord (including, without limitation, Building Standard costs, architect's and engineer's fees, and attorney's fees for preparation and regulation of this Lease) in connection with the improvement and/or preparation of the Leased Premises for occupancy by Tenant and (b) the brokerage commission, legal fees and other costs or expenses paid by Landlord with respect to this Lease (in both cases, the unamortized portions shall be calculated as of the date of termination of the Lease and shall include interest thereon at the rate referenced in Section 19). Any suit brought to collect the amount of deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord may make such alterations, repairs, replacements and decorations to the Leased Premises as Landlord, in Landlord's reasonable judgment, considers advisable for the purpose of re-letting the Leased Premises. Landlord agrees to use reasonable efforts to re-let the Leased Premises consistent with Landlord's normal leasing efforts and provided the Leased Premises shall not have priority over other vacant space in the Building.

               (D) In the event of any default by Tenant hereunder, Tenant will reimburse Landlord for all expenses and reasonable attorneys' fees incurred by Landlord in collecting any amount due from Tenant, enforcing any obligation of Tenant hereunder, curing any default of Tenant or in obtaining possession of, or in re-letting, the Leased Premises; and Tenant shall pay all reasonable attorneys' fees and expenses arising out of any litigation in which Landlord shall become involved by reason of any default, act or failure to act, or negligence of Tenant or anyone acting under Tenant.

               (E) In addition to all other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction any violation, or any attempted or threatened violation, of any of the covenants, conditions, or provisions of this Lease.

               (F) No act or thing done by Landlord during the term hereof shall be deemed an acceptance or a surrender of the Leased Premises, and no agreement to accept such surrender shall be valid, unless in writing, signed by the Landlord. The delivery of keys to any employee of Landlord, Landlord's Management Agent or any other of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Leased Premises.

Section 18.    Cumulative Remedies.
               -------------------

               The specified remedies to which Landlord may resort under the terms of this Lease are cumulative, are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease, and are in addition to any now or hereafter existing in law, in equity, or by statute.

Section 19.    Interest Due on Tenant Defaults.
               -------------------------------

               If Tenant fails (A) to pay the full amount of any annual or additional rent or to make any other payment required within five (5) days of the due date thereof, or (B) to perform any act required of Tenant hereunder after any applicable grace period, Landlord shall have the right to collect the amount of such overdue payment or to perform such act on behalf of Tenant and to collect from Tenant, as additional rent, interest computed on the amount of such payment from the due date thereof or the cost of such performance on behalf of Tenant from the date of performance thereof at a rate per annum equal to the lesser of (1) fourteen percent (14%) or (2) the maximum rate of interest permitted by law.

Section 20.    Holdover.
               --------

               If the Tenant remains in the Leased Premises beyond the expiration of this Lease, such holding over shall be without right, Tenant shall be liable to Landlord for any loss or damage incurred by Landlord as a result thereof, and such continued occupancy shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only and Tenant shall pay to Landlord a daily fee for use and occupancy of the Leased Premises equal to one hundred and fifty percent (150%) of the rent and other charges in effect and/or due from Tenant under this Lease as of the day next prior to the date of expiration of this Lease.

Section 21.    Subordination of Lease.
               ----------------------

               (A) (1) Landlord represents that, as of the date of execution of this Lease, the Property is not encumbered by any mortgage, security interest in the nature of a mortgage; i.e., as of such date there are no Superior Mortgages (as hereinafter defined) affecting the Property.

                   (2) Tenant agrees that upon request of Landlord, Tenant will subordinate this Lease to the lien of any future ground lease mortgage or mortgages (including, without limitation, leasehold mortgages) upon the Building and/or Property, irrespective of the time of execution or time of recording of any such ground lease, mortgage or mortgages. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed necessary or desirable by Landlord to give effect to, or notice of, such subordination, provided only that with respect to mortgages or ground leases entered into after the date hereof, Landlord shall use reasonable efforts (which shall not obligate Landlord to incur any expenses in connection therewith other than reasonable administrative expenses) to obtain from the holder of such mortgage or the lessor under such lease an agreement whereby, so long as no default of Tenant shall exist, all of Tenant's rights hereunder (subject to the conditions set forth in Section 21(B) hereof) shall not be disturbed by such holder or lessor; it being expressly understood that it; despite such reasonable efforts, Landlord is unable to obtain such agreements, this Lease shall nonetheless be subordinate to such mortgage or ground lease, all as herein above provided. This Section 21 shall be self-operative and no further instrument of subordination shall be required.

                   (3) In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

                   (4) Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this lease is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee".

               (B) (1) If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.

                   (2) Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant not transferred to the Successor Landlord, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of fixed rent for more than one month which was not approved in writing by the Superior Lessor or the Superior Mortgagee thereto, (e) liable to the Tenant beyond the Successor Landlord's interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property, (f) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Leased Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

Section 22.    Covenant of Quiet Enjoyment; Landlord's Right to Make Alterations
               -----------------------------------------------------------------
               or Improvements to the Property.
               -------------------------------

               Tenant, on payment of the rents and other charges payable hereunder, and upon performance of the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term of this Lease against anyone claiming by through or under Landlord, subject to the terms hereof and to any instrument having a prior lien or right on the Property; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord's covenant of quiet enjoyment or an actual or constructive eviction, and without incurring any liability to Tenant or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, improvements repairs or replacements in or to the interior and exterior of the Building (including the Leased Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators or other public parts of the Building and Property; provided further, however, that there be no unreasonable obstruction of the right of access to the Leased Premises by Tenant. Nothing contained in this Section 22 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right, at any time, and from time to time, to change the name and address of the Building. In the event Landlord changes the name or address of the Building, Landlord will reimburse Tenant for Tenant's reasonable, actual and substantiated out of pocket costs in connection with such change, including, without limitation, changes to stationary and business cards.

Section 23.    Estoppel Certificate.
               --------------------

               Landlord and Tenant agree, at any time and from time to time, upon not less than ten (10) days' prior written request by the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying (if such be the case) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications), that to the knowledge of such party no uncured defaults exist hereunder (or if any defaults exist, specifying the same), and the dates to which the rent and other charges due hereunder have been paid in advance if any. If Tenant fails to sign and return any such certificate within such ten-day period, Tenant shall be deemed to have irrevocably designated and appointed Landlord as its attorney-in-fact to execute and deliver such certificate in the name of and on behalf of Tenant.

Section 24.    Notice of Lease.
               ---------------

               Tenant agrees that it will not record this Lease. Both parties shall, upon request of either, execute and deliver a notice of this Lease reasonably satisfactory to Landlord's attorneys, in such recordable form as may be permitted by applicable statute. In no event shall such document set forth the Annual Rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. In the event of termination of this Lease, the Tenant agrees to execute a recordable instrument setting forth the fact of and date of such termination and hereby irrevocably designates and appoints the Landlord as its attorney-in-fact to execute in the name of the Tenant and to record such instrument.

Section 25.    Notices and Approvals.
               ---------------------

               All notices, requests, demands, consents, elections, approvals, and other communications which may be or are required to be served or given hereunder (hereinafter collectively called "Notices") shall be in writing and shall (A) be delivered in hand or (B) sent by registered or certified mail, postage prepaid, return receipt requested or (C) delivered to an express delivery service for overnight delivery, addressed if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant, and if to Tenant, at the Original Address of Tenant, or such other address as Tenant shall have last designated by notice in writing to Landlord. Each party agrees upon request of the other to immediately acknowledge any such hand delivery or delivery by an express delivery service. Notices shall be deemed given (x) upon deposit with the U.S. Postal Service if mailed in the manner aforesaid, or (y) upon receipt or refusal to receive by the addressee if delivered by hand or overnight delivery service.

Section 26.    Non-Waiver Provision.
               --------------------

               No assent, express or implied, by either party to any breach of any agreement or condition herein contained on the part of the other to be performed or observed, and no waiver, express or implied, of any such agreement or condition, shall be deemed to be a waiver of or assent to any succeeding breach of the same or any other agreement or condition. The acceptance by Landlord of rent or other payment hereunder, or silence by Landlord as to any breach shall not be construed as a waiver of any of the Landlord's rights hereunder unless such waiver shall be in writing.

Section 27.    Inability to Perform - Exculpatory Clause.
               -----------------------------------------

               Except as otherwise expressly provided herein, the failure of either party hereto to perform the obligations, covenants and agreements herein contained shall be excused during such period as the party failing to perform is unable to so perform by reason of strikes or labor troubles, or any other similar or dissimilar cause whatsoever beyond such party's control (including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any governmental agency or any department or subdivision thereof); provided, however, Tenant shall not be excused from its obligations hereunder to pay Annual Rent, additional rent and other monetary obligations by reason of any of the foregoing matters contained in this Section 27; and provided further, however, that in each such instance of inability of either party to perform, the non-performing party shall exercise due diligence to eliminate the cause of such inability to perform, to secure alternate sources of supply and the like.

Section 28.    Limitation of Landlord's Liability.
               ----------------------------------

               The term "Landlord", as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building and not the owner or owners from time to time of any Superior Lease (as defined in Section 21 above), and in the event of any transfer or transfers of title to the Landlord's interest in the Building, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of the Property. Tenant, its successors and assigns, agrees it shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Building and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any beneficiary of any trust of which Landlord is a trustee and any of Landlord's officers, directors, partners, shareholders, agents, attorneys and employees) ever be personally liable for any such liability. In no event shall Landlord ever be liable to Tenant for indirect or consequential damages.

Section 29.    Notice To Mortgagee; Opportunity to Cure.
               ----------------------------------------

               After receiving notice from any person, firm or other entity that it is a Superior Mortgagee or Superior Lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such mortgagee or lessor, and the curing of any of Landlord's defaults by such mortgagee or lessor shall be treated as performance by Landlord. Accordingly, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this

Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (A) Tenant shall have first given written notice of the Landlord's act or failure to act to such Superior Mortgagee or Superior Lessor specifying the act or failure to act on the part of the Landlord which could or would give basis to Tenant's rights; and (B) such Superior Mortgagee or Superior Lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 29 shall be deemed to impose any obligation on any such Superior Mortgagee or Superior Lessor to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Property if any such Superior Mortgagee or Superior Lessor elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

Section 30.    Assignment of Rents.
               -------------------

               With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable thereunder, conditional in nature or otherwise, which assignment is made to a Superior Mortgagee or Superior Lessor, Tenant agrees:

               (A) That the execution thereof by Landlord, and the acceptance thereof by such Superior Mortgagee or Superior Lessor shall never be treated as an assumption by such Superior Mortgagee or Superior Lessor of any of the obligations of the Landlord hereunder, unless such Superior Mortgagee or Superior Lessor shall, by notice sent to the Tenant, specifically make such election; and

               (B) That, except as aforesaid, such Superior Mortgagee or Superior Lessor shall be treated as having assumed the Landlord's obligations hereunder only upon foreclosure of such Superior Mortgagee's mortgage and the taking of possession of the Premises, or, in the case of a Superior Lessor, the assumption of the Landlord's position hereunder by such Superior Lessor. In no event shall the acquisition of title to Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee and its successors from time to time in title for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser- lessor. For all purposes, such seller-lessee, and its successors in title, shall be Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

Section 31.    No Brokerage.
               ------------

               Landlord and Tenant each warrant and represent to the other that neither Landlord nor Tenant has dealt with any broker other than Insignia/ESG and Spaulding & Slye Colliers in connection with the consummation of this Lease, and, in the event of any brokerage claims, other than claims by Insignia/ESG or Spaulding & Slye Colliers against either party predicated upon prior dealings with the other named herein, Landlord or Tenant, as applicable, agrees to defend the same and indemnify the other against any such claim. Landlord shall be responsible for paying any commission due to the brokers in connection with this Lease.

Section 32.    Self-Help.
               ---------

               Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of any default by Tenant (after the giving of any required notice and the expiration of any applicable cure period) and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of the Tenant to pay the Rental.

Section 33.    Relief Limited.
               --------------

               Whenever Tenant shall claim under any provision of this Lease that Landlord has unreasonably withheld or delayed its consent or approval to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy therefor shall be declaratory or injunctive relief, but in any event without the recovery of damages.

Section 34.    Interruptions; Landlord's Access.
               --------------------------------

               (A) Landlord reserves the right to stop or interrupt any service or utility system, when necessary by reason of accident or emergency or construction work until the necessity for said interruption or stoppage has ended; provided, however, that Landlord will use reasonable efforts to avoid stoppage or interruptions in electric service to the Leased Premises and, when unavoidable, Landlord will use reasonable efforts to schedule interruptions and stoppages outside of Normal Business Hours.

               (B) Provided Tenant's use and enjoyment of, and access to, the Leased Premises is not materially adversely affected, Landlord reserves the right at any time and from time to time to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Leased Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances, passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building. Landlord shall have the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with same to take upon or through the Leased Premises all necessary materials, tools and equipment so long as same does not unreasonably interfere with Tenant's use and enjoyment of the Leased Premise.

Section 35.    Entire Agreement.
               ----------------

               This Lease sets forth the entire agreement between the parties hereto and cannot be modified or amended except in writing duly executed by both parties hereto.

Section 36.    Partial Invalidity.
               ------------------

               The invalidity of one or more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

Section 37.    Execution.
               ---------

               The covenants and agreements of this Lease shall, subject to the terms of this Lease to the contrary, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as the case may be. If there is more than one tenant the obligations imposed by this Lease shall be joint and several. If the Tenant is a corporation, each of the persons executing this instrument on behalf of the Tenant, hereby covenant and warrant that the Tenant is a duly existing and valid corporation, that the Tenant is qualified to do business in Massachusetts, that Tenant has duly executed and delivered this Lease, that the execution, delivery and performance by Tenant of this Lease are within the powers of Tenant and have been duly authorized by all requisite action, and that the Lease is a valid and binding obligation of Tenant in accordance with its terms. Further, if the Tenant is a corporation, the Tenant shall deliver to the Landlord, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit D (or other suitable form satisfactory to counsel for the Landlord), as to the due authorization of the execution of this Lease and incumbency of the signing officer. This Lease may be executed in one or more counterparts, all of which are identical, any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose. The headnotes throughout this Lease are for convenience or reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 38.    Landlord's Representations and Warranties.
               -----------------------------------------

               Landlord hereby warrants and represents to Tenant to Landlord's actual knowledge as of the date hereof, that:

               (A) That applicable zoning ordinances, laws, regulations, rules and codes and the Building's Certificate of Occupancy permit the Permitted Uses at the Leased Premises.

               (B) The Leased Premises and Building are structurally sound and watertight.

               (C) The electrical capacity for the Building is sufficient for normal and customary general office use, of reasonable density and capacity, including, without limitation, the use of a telephone and paging system, facsimile equipment, photocopy machines, desk-top computers, word processors, utility kitchen equipment, and other customary office machines and equipment.

               WITNESS the execution hereof as a sealed instrument as of the date first above written.

                            Landlord:  45 MILK STREET, L.P.
                                       By: 45 Milk Street Corp.,
                                        Its General Partner

                                       By
                                         --------------------------
                                         Its
                                         Hereunto duly authorized

                            Tenant:    INTERNET CAPITAL GROUP, INC.

                                       By /s/ Henry N. Nassau
                                         --------------------------
                                         Its  Managing Director

                                   EXHIBIT A

                            [Intentionally Omitted]

                                   EXHIBIT B

                             RULES AND REGULATIONS
                             ---------------------

     1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and fire stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

     2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of a tenant, shall be paid by such tenant.

     3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

     4. Except as permitted in the Lease, no tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord.

     5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

     6. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards. All deliveries to tenants, except mail, shall be made to such place designated by Landlord and shall be distributed to tenants only during the hours from 8:00 a.m. to 12:00 noon and 2:00 p.m. to 4:00 p.m., Monday through Friday.

     7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

     8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in any tenant's premises except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

     9. No tenant shall permit any cooking or food odors emanating from the tenant's premises to seep into other portions of the Building.

     10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuses of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the

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

Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

     12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to the Landlord.

     13. Except as provided in Section 10(C) of the Lease, no tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant, except in a manner approved by Landlord.

     14. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building. No tenant shall advertise for laborers giving an address at the Building.

     15. No premises shall be used, or permitted to be used, at any time as a store for sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

     16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

     17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

     18. No tenant shall permit its employees to loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

     19. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

     20. Tenants shall use only the service elevator for deliveries and only at hours prescribed by Landlord. Bulky materials, as determined by Landlord, may not be delivered

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during usual business hours but only thereafter. Tenants shall pay for use of the service elevator at rates prescribed by Landlord.

     21. Normal business hours shall be 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays. Normal business days shall include all days except Saturday, Sunday, New Year's Day, Washington's Birthday, Patriot's Day, Memorial Day, Bunker Hill Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that tenant's occupying at least 50% of the Building recognize as holidays for their general office staff.

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                                   EXHIBIT C

                             INTENTIONALLY DELETED
                             ---------------------


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